UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2016

NEWFIELD EXPLORATION COMPANY

(Exact Name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2016, upon approval of the Compensation & Management Development Committee of the Board of Directors of Newfield Exploration Company (“Newfield”), Newfield entered into an Amended and Restated Change of Control Severance Agreement (the “Amended and Restated Agreement”) with its Executive Vice President and Chief Financial Officer, Lawrence S. Massaro. The Amended and Restated Agreement amends and restates the Change of Control Severance Agreement (the “Severance Agreement”) previously entered into between the Company and Mr. Massaro on December 19, 2014, and is effective February 10, 2016, with a three year term commencing on the effective date of the Amended and Restated Agreement and automatic daily extensions unless Newfield’s Board of Directors (the “Board”) takes action to cease the automatic extensions, in which case Mr. Massaro’s agreement will terminate on the third anniversary of date the Board gives notice of termination of his agreement.  Mr. Massaro’s Amended and Restated Agreement changes the multiple used to calculate cash amounts payable to him upon certain terminations of employment in connection with a change of control of Newfield from two and one-half (2.5) to three (3.0) times the sum of Mr. Massaro’s base salary and cash bonus and changes the protected period under his agreement from 30 months to 36 months following a change of control, in each case, in order to align his severance benefits with those provided to other executive officers at Mr. Massaro’s employment level.  The material terms of the Severance Agreement were not otherwise amended.  The Amended and Restated Agreement does not provide for an excise tax gross up in connection with a change of control.

The description of the Amended and Restated Agreement is qualified by reference to the copy of the Amended and Restated Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits

(d)   Exhibits

10.1                        Amended and Restated Change of Control Severance Agreement, by and between the Company and Lawrence S. Massaro, effective as of February 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: February 12, 2016	By:	/s/ Timothy D. Yang
Timothy D. Yang
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Change of Control Severance Agreement, by and between the Company and Lawrence S. Massaro, effective as of February 10, 2016